Exhibit 21
ONEOK, Inc.

SUBSIDIARIES OF THE COMPANY
AS OF DECEMBER 31, 2020

Subsidiaries	State of Incorporation or Organization

Bighorn Gas Gathering, L.L.C. (49.0%)	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Border Midwestern Company	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Fort Union Gas Gathering, L.L.C. (57.405%)	Delaware
Guardian Pipeline, L.L.C.	Delaware
Heartland Pipeline Company (general partnership) (50%)	Texas
Lost Creek Gathering Company, L.L.C. (35%)	Delaware
Mid Continent Market Center, L.L.C.	Kansas
Midwestern Gas Transmission Company	Delaware
Mont Belvieu I Fractionation Facility (joint venture) (80%)	Texas
Northern Border Pipeline Company (general partnership) (50%)	Texas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Arbuckle II Pipeline, L.L.C.	Oklahoma
ONEOK Arbuckle North Pipeline, L.L.C.	Delaware
ONEOK Arbuckle Pipeline, L.L.C.	Delaware
ONEOK Bakken Pipeline, L.L.C.	Delaware
ONEOK Bushton Processing, L.L.C.	Delaware
ONEOK Elk Creek Pipeline, L.L.C.	Oklahoma
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK ILP GP, L.L.C.	Delaware
ONEOK Leasing Company	Delaware

ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Properties, L.L.C.	Delaware
ONEOK Mont Belvieu Storage Company, L.L.C.	Delaware
ONEOK NGL Gathering, L.L.C.	Delaware
ONEOK NGL Pipeline, L.L.C.	Delaware
ONEOK North System, L.L.C.	Delaware
ONEOK Northern Border Pipeline Company Holdings, L.L.C.	Oklahoma
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Partners GP, L.L.C.	Delaware
ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK Partners, L.P.	Delaware
ONEOK Permian NGL Operating Company, L.L.C.	Delaware
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Rockies Investments, L.L.C.	Delaware
ONEOK Rockies Midstream, L.L.C.	Delaware
ONEOK Services Company, L.L.C.	Oklahoma
ONEOK Southeast Texas NGL Pipeline, L.L.C.	Oklahoma
ONEOK Sterling III Pipeline, L.L.C.	Oklahoma
ONEOK Texas Gas Storage, L.L.C.	Texas
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK Unit Holdings, Inc.	Delaware
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK West Texas NGL Pipeline, L.L.C.	Texas
ONEOK Western Trail Pipeline, L.L.C.	Oklahoma
ONEOK WesTex Transmission, L.L.C.	Delaware
Overland Pass Pipeline Company LLC (50%)	Delaware
Roadrunner Gas Transmission Holdings, LLC (50%)	Delaware
Roadrunner Gas Transmission, LLC (100% owned by Roadrunner Gas Transmission Holdings, LLC)	Delaware
Venice Energy Services Company, L.L.C. (10.1765%)	Delaware
Viking Gas Transmission Company	Delaware

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